SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 9, 2019, by and among Taronis Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers desire to enter into this transaction to purchase the Preferred Shares (as defined below) and Warrants (as defined below) pursuant to the Registration Statement (as defined below) which is currently effective, has at least $88,500,000 of initial offering price of unallocated securities available for sale as of the date hereof and has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. The Company has authorized (i) a new series of convertible preferred stock of the Company designated as Series H Convertible Preferred Stock (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), the terms of which are set forth in the certificate of designations for such series of preferred stock, in the form attached hereto as Exhibit A (the “Certificate of Designations”), which Preferred Shares shall be convertible into Common Stock, in accordance with the terms of the Certificate of Designations (all shares of Common Stock issued or issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon amortization, conversion or otherwise, collectively, the “Conversion Shares”), which Conversion Shares shall be issued pursuant to the Registration Statement or, if such Registration Statement is not available at the time of issuance of such Conversion Shares, as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act and (ii) warrants, in the form attached hereto as Exhibit B (the “Warrants”), which Warrants shall be exercisable into shares of Common Stock (such shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”).

C. The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

(a) Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below and subject to the provisions of Section 1(e) below, the Company shall issue and sell to each Buyer, and each Buyer, severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (i) that aggregate number of Preferred Shares as is forth opposite such Buyer’s name in column (3) of the Schedule of Buyers attached hereto, as may be adjusted pursuant to this Section 1(a), and (ii) Warrants representing the right to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto, as may be adjusted pursuant to this Section 1(a) (the “Closing”). Notwithstanding anything to the contrary set forth in the Schedule of Buyers attached hereto or elsewhere in this Agreement, the Lead Investor may, in its sole and absolute discretion, at any time prior to the second (2nd) Business Day immediately preceding the Closing Date deliver a written notice to the Company (the “Lead Investor Allocation Notice”) requiring the Company to increase the number of Preferred Shares and related Warrants being offered and sold under this Agreement on the Closing Date by a number not to exceed 15,000 Preferred Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Company’s preferred stock occurring after the date hereof) and related number of Warrants (the “Available Additional Allocation”). If the Company receives a Lead Investor Allocation Notice, it shall promptly, but in any event not later than the same Business Day of the delivery to the Company of the Lead Investor Allocation Notice, deliver a written notice (the “Additional Allocation Notice”) to each of the Buyers to offer for sale to the Buyers (the “Additional Allocation Offer”), Preferred Shares and related Warrants up to the Available Additional Allocation on a pro rata basis among the Buyers based on the number of Preferred Shares set forth opposite each Buyer’s name in column (3) of the Schedule of Buyers attached hereto (the “Basic Allocation”) and, with respect to each Buyer that elects to purchase its entire Basic Allocation, any additional portion of the Available Additional Allocation attributable to the Basic Allocations of the other Buyers as each such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Allocations (the “Undersubscription Amount”), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount. To accept the Additional Allocation Offer, in whole or in part, each Buyer must deliver a written notice to the Company (each, a “Buyer Allocation Notice”) prior to the end of the Business Day after such Buyer’s receipt of the Additional Allocation Notice, setting forth the portion of such Buyer’s Basic Allocation that such Buyer elects to purchase and, if a Buyer elects to purchase all of its Basic Allocation, the Undersubscription Amount, if any, that such Buyer elects to purchase. Upon receipt of one or more Buyer Allocation Notice(s), if any, the Company shall be required to issue and sell on the Closing Date to each such Buyer who has delivered a Buyer Allocation Notice pursuant to the immediately preceding sentence, such additional Preferred Shares and related Warrants indicated on such Buyer’s Buyer Allocation Notice in accordance with the provisions of this Section 1(a). In addition to the Purchase Price (as defined in Section 1(b)) set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers attached hereto, each Buyer shall pay an additional $850 for each additional Preferred Share and related Warrants to be purchased by such Buyer at the Closing that is not listed opposite such Buyer’s name in columns (3) and (4) of the Schedule of Buyers attached hereto. The Warrants related to any additional Preferred Shares to be purchased pursuant to this Section 1(a) shall be in the same proportion as the Warrants related to the Preferred Shares set forth in the Schedule of Buyers attached hereto. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) Purchase Price. Subject to the provisions of Section 1(e), the aggregate purchase price for the Preferred Shares and the Warrants shall be such amount as set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers attached hereto (less, in the case of [  ] (the “Lead Investor”), any amounts withheld pursuant to Section 4(f)) (the “Purchase Price”), as may be adjusted pursuant to Section 1(a). Each Buyer shall pay $850 for each Preferred Share and related Warrants to be purchased by such Buyer at the Closing.

(c) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below and subject to the provisions set forth in Section 1(e) below at the offices of [  ]. The Closing may also be undertaken remotely by electronic transfer of Closing documentation.

(d) Form of Payment. Subject to the provisions of Section 1(e), on the Closing Date, (i) each Buyer shall acquire the Preferred Shares and the Warrants by paying its respective Purchase Price (less, in the case of the Lead Investor, any amounts withheld pursuant to Section 4(f)) to the Company by wire transfer of immediately available funds in accordance with the Wire Instructions (as defined below) and (ii) the Company shall deliver to each Buyer: (x) the Preferred Shares (allocated in the amounts as such Buyer shall request) as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyer attached hereto, as may be adjusted pursuant to Section 1(a), duly executed on behalf of the Company and registered in the name of such Buyer or its designee and (y) the Warrants (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder pursuant to which such Buyer shall have the right to acquire such number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto, as may be adjusted pursuant to Section 1(a), duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(e) Listing Failure. Notwithstanding anything to the contrary contained herein, if(A) at any time from and after the date hereof and prior to the Closing Date, the Company fails to satisfy one or more of the conditions to Closing set forth in Section 7 solely because either (i) the Common Stock fails to be designated for quotation or listed on the Principal Market, (ii) the Common Stock is suspended by the Principal Market, and/or (iii) suspension of the Common Stock is threatened by the Principal Market or the Common Stock falls below, or the Company fails to satisfy, the minimum listing maintenance requirements of the Principal Market (each a “Listing Failure” and together the “Listing Failures”), (B) such Listing Failures are not waived in writing by each applicable Buyer, but all other conditions set forth in Section 7 are satisfied (or waived in writing by each such Buyer) and (C) the Company satisfies the listing requirements of one or more other Eligible Markets, in lieu of consummating the transactions set forth in Sections 1(a) – 1(d) above with each Buyer that does not waive the Listing Failure(s), the Company shall issue and sell to such Buyer, and such Buyer, severally, but not jointly, agrees to purchase from the Company on the Closing Date, (i) 28% of that aggregate number of Preferred Shares as is forth opposite such Buyer’s name in column (3) of the Schedule of Buyers attached hereto, as may be adjusted pursuant to Section 1(a), (ii) Warrants representing the right to acquire up to 28% of that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto, as may be adjusted pursuant to Section 1(a), and (iii) the Purchase Price for such Buyer shall be reduced to 28% of such amount as set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers attached hereto (less, in the case of [             ] any amounts withheld pursuant to Section 4(f)), as may be adjusted pursuant to Section 1(a).

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(c) No Short Selling. Each Buyer represents and warrants to the Company that at no time from the time that such Buyer was notified as to the transactions contemplated by this Agreement has such Buyer, or any of its Buyer Trading Affiliates (as defined below), any of their respective agents or representatives engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock. Each Buyer covenants and agrees that from the date here through the Closing, that neither such Buyer nor any of its Buyer Trading Affiliates will not take any of the actions set forth in the prior sentence. As used herein, “Buyer Trading Affiliates” means any affiliate of such Buyer which (x) had or has knowledge of the transactions contemplated by this Agreement, (y) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments, including in respect of the Securities, or (z) is subject to such Buyer’s review or input concerning such affiliate’s investments or trading.

The Company acknowledges and agrees that each Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Shelf Registration Statement.

(i) The Company has prepared and filed in conformity with the requirements of the 1933 Act and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the SEC a “shelf” registration statement on Form S-3 (No. 333-230854), which became effective on April 24, 2019, including a base prospectus (the “Base Prospectus”) relating to Common Stock, preferred stock, warrants, rights or units of the Company that may be sold from time to time by the Company, in accordance with Rule 415 of the 1933 Act, and such amendments, including post-effective amendments, thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means such registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rules 430A and 430B of the Rules and Regulations. The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the SEC pursuant to Rule 424 of the Rules and Regulations. The term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus filed with the SEC, and including, without limitation, the final prospectus supplement (the “Prospectus Supplement”), filed pursuant to and within the limits described in Rule 424(b) with the SEC in connection with the proposed sale of the Securities contemplated by this Agreement through the date of such Prospectus Supplement. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as defined below) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the 1933 Act, which were filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the 1934 Act after the date of the Registration Statement, any such Preliminary Prospectus, the Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(ii) The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. As of the date of this Agreement, the Company is eligible to use Form S-3 under the 1933 Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering in accordance with General Instruction I.B.1 of Form S-3. The Company filed with the SEC the Registration Statement on such Form S-3, including a Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Securities. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the 1933 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the SEC thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the SEC (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the SEC, such Preliminary Prospectus or Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the 1933 Act and the Rules and Regulations and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the forgoing, the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus or Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

(b) Prospectus. As of the Applicable Time (as defined below) and as of the Closing Date, neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this subsection and elsewhere in this Agreement:

(i) “Applicable Time” means 9:00 AM (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Buyers.

(ii) “Statutory Prospectus” as of any time means the Preliminary Prospectus included in the Registration Statement immediately prior to that time.

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(iv) “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I hereto.

(v) “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) other than as set forth on Schedule 3(c) hereto (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse effect on, or any development that would reasonably be expected to result in a material adverse effect, in or affecting (i) the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries, individually or taken as a whole, whether or not occurring in the ordinary course of business, or (ii) on the transactions contemplated hereby or the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or (iii) on the authority or ability of the Company to perform its obligations under the Transaction Documents or (iv) on the legality, validity, binding effect or enforceability of any of the Transaction Documents (collectively a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Lock-Up Agreements (as defined in Section 7(xvi)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable pursuant to the terms of the Certificate of Designations, and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors, and no further filing, consent, or authorization is required by the Company’s Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(e) Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein in accordance with the terms of the Transaction Documents will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance with respect to the Preferred Shares and Warrants which equals or exceeds (the “Required Reserve Amount”) 161,742,523 (as adjusted for any stock dividend , stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof), which represents all shares of Common Stock that are authorized and unissued and unreserved as of the date hereof. Notwithstanding the foregoing, for so long as any bridge financing as referenced in Schedule 3(yy) hereto is outstanding the Required Reserve Amount shall be reduced to 151,742,523 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof). Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon issuance pursuant to the terms of the Certificate of Designations or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f) Equity Capitalization. As of the date hereof and as of the Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant or issuance of options or shares under existing equity compensation plans or stock purchase plans described in the Registration Statement or the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. All of the Securities conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares, as applicable, will conform to the corporate law of the jurisdiction of the Company’s incorporation. As of the date hereof, the authorized capital stock of the Company consists of (1) 190,000,000 shares of Common Stock, of which as of the date hereof, 28,257,477 shares are issued and outstanding, no shares are reserved for issuance pursuant to the Company’s stock option and purchase plans or for issuance pursuant to securities (other than the aforementioned Preferred Shares and Warrants) exercisable or exchangeable for, or convertible into, Common Stock, (2) 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date hereof and (3) there are approximately 23,483,232 shares of Common Stock held by non-affiliates of the Company. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 3(f) hereto, (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in the Certificate of Designations) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents (as defined in Section 3(ww)) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any of its Subsidiary’s respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. Schedule 3(f) set forth the material terms of any outstanding warrants of the Company, including, without limitation, the exercise price, put rights or other special features and expiration date thereof.

(g) Disclosure.

(i) The SEC has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the SEC. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform to the requirements of the 1933 Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the SEC conformed in all material respects, or will conform in all respects, to the requirements of the 1934 Act, or the 1933 Act, as applicable, and the Rules and Regulations. The Registration Statement and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact and do not omit, and on the Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact; and do not omit, and on the Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Buyers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Buyers so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented.

(iii) The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries that will not be included in the 8-K Filing (as defined in Section 4(j)). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Buyers pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Except as set forth on Schedule 3(g), each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date hereof did not at the time of release contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements therein, in the light of the circumstances in which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or prior to the date hereof or announcement by the Company but which has not been so publicly announced or disclosed. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

(h) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted under the 1933 Act. The Company will file with the SEC all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the SEC any electronic road show.

(i) Ineligible Issuer Status. At the time of filing the Registration Statement and as of the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the SEC pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(j) Financial Statements. The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position of the Company and the consolidated Subsidiaries and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such consolidated financial statements and related schedules have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved (“GAAP”), except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k) Accountants. Marcum LLP, who has certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(l) Weaknesses or Changes in Internal Accounting Controls. Except as set forth on Schedule 3(l), neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m) Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC and The Nasdaq Capital Market (the “Principal Market”), if applicable, thereunder (collectively, the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all respects with all provisions of the Sarbanes-Oxley Act that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(n) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(n). The matters set forth in Schedule 3(n) would not reasonably be expected to have a Material Adverse Effect.

(o) Title. The Company and the Subsidiaries have good and marketable title to all of the material properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

(q) Absence of Certain Changes. Except as disclosed in Schedule 3(q), since December 31, 2018, neither the Company nor any of its Subsidiaries has, (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s consolidated financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Agreement, (x) “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(r) No Conflicts. Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be after giving effect to the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities), (i) in violation of its certificate of incorporation, bylaws, any certificate of designations or other organizational documents or (ii) in violation of or in default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of under any agreement, indenture, mortgage, deed of trust, lease, contract, indenture or other agreement or instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective properties, is bound or (iii) in violation of any law, rule, regulation, order, judgment, writ or decree of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction (including U.S. federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, and, solely with respect to clauses (ii) and (iii), which violation, conflict, breach or default, individually or in the aggregate, would have a Material Adverse Effect.

(s) Contracts. There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

(t) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the Financial Industry Regulatory Authority, Inc. (FINRA) or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u) Conduct of Business. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under the certificate of incorporation of the Company (“Certificate of Incorporation”), bylaws of the Company (the “Bylaws”), any certificate of designations, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has satisfied all eligibility requirements necessary to enable its Common Stock to be listed or quoted on one or more Eligible Markets (as defined in the Warrants). During the two (2) years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market or another Eligible Market and (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Without limiting the generality of the foregoing, neither the Company not any of its Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

(v) Permits; Intellectual Property. Except as described in the Registration Statement or in any document incorporated by reference therein, the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses in the manner in which they are being conducted; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, know-how, license rights (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property or proprietary rights (“Intellectual Property”) necessary to carry on their business in all material respects in the manner in which it is being conducted; none of the Company’s or its Subsidiaries’ Intellectual Property have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has taken all steps reasonably necessary to secure ownership interests in Intellectual Property created for it by any contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or its Subsidiaries that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. Neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the General Disclosure Package and are not described therein in all material respects. None of the Intellectual Property used by the Company or any of its Subsidiaries and material to their businesses has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s knowledge, any of the Company’s or any of its Subsidiaries’ officers, directors or employees or, to the Company’s knowledge, otherwise in violation of the rights of any Persons; neither the Company nor any of its Subsidiaries has infringed or conflicted with any Intellectual Property of any Person; the Company has not received any written or oral communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting their businesses as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement or other violation by others of Intellectual Property owned by or licensed to the Company. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets and other proprietary or confidential information.

(w) Manipulation of Prices. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken or may take, directly or indirectly, any action designed to cause or to result, or that would reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent (as defined in Section 3(kk)), sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(x) Investment Company Act. Neither the Company nor any of its Subsidiaries is, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(y) Internal Accounting Controls. Except as set forth on Schedule 3(l):

(i) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and liabilities; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); the Company’s “disclosure controls and procedures” are effective in ensuring that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve (12) months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(z) Industry and Market Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(aa) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb) No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List” (collectively, “Blocked Persons”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws; neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five (5) years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(cc) Anti-Bribery. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus. Neither the Company, nor any of its Subsidiaries or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of the Company, nor any of its Subsidiaries or affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company, its Subsidiaries or affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(dd) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance by insurers of recognized financial responsibility in such amounts and covering such losses and risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, in each case, as may be necessary to continue its business at a cost that, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

(ee) Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) or other key employee of the Company of any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No current executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, except where such violation would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(gg) Transactions with Affiliates. Except as set forth on Schedule 3(gg), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner.

(hh) Environmental Laws. The Company and its Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Listing; 1934 Act Registration. The Common Stock is quoted for trading on the Principal Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the quotation of the Common Stock on the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or quotation.

(jj) No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(kk) Brokerage Fees; Commissions. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with such claim (other than for claims made by Persons engaged by the Buyers). The Company acknowledges that it has engaged The Special Equities Group, a division of Bradley Woods & Co. Ltd. and The Benchmark Company (collectively, the “Agent”) as placement agents in connection with the sale of the Securities. Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(ll) Consents. Other than as described in Section 3(t) hereof, or as have been previously obtained, filed or made, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(mm) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 405 of the 1933 Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(nn) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to the terms of the Certificate of Designations will increase in certain circumstances. The Company further acknowledges that its obligations to issue Conversion Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(oo) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable the Company’s issuance of the Securities and any Buyer’s ownership of the Securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Securities and each Buyer’s ownership of the Securities. Except as set forth in the Registration Statement and the Prospectus, the Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(pp) Subsidiary Rights. Except as set forth on Schedule 3(pp), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(qq) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(rr) Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ss) Acknowledgement Regarding Buyers’ Trading Activity. Except as set forth in Section 2(c), the Company acknowledges and agrees (i) that none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of the transactions contemplated by this Agreement or future transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) that such Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, except as set forth in Section 2(c), (a) one or more Buyers may engage in hedging and/or trading activities at various times during the periods that the Securities are outstanding, including, without limitation, during the period that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Certificate of Designations, the Warrants or any of the documents executed in connection herewith.

(tt) U.S. Real Property Holding Corporation. Neither the Company, nor any of its Subsidiaries, is or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(uu) Shell Company Status. The Company is not, and has not been for a period of at least one year from the date hereof, an issuer identified in Rule 144(i)(1) of the 1933 Act. The Company has filed current “Form 10 information” (as defined in Rule 144(i)(3)) with the SEC reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i) more than one year ago from the date hereof.

(vv) Bank Holding Company. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ww) SEC Documents; Financial Statements. Except as disclosed in Schedule 3(ww), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(xx) Placement Agent Agreements. The Company has entered into two Placement Agent Agreements, each dated as of December 5, 2019, with the Agent that contains certain representations, warranties, covenants and agreements of the Company. Such representations, warranties, covenants and agreements are for the benefit of and may be relied upon by the Buyers, each of which shall be a third-party beneficiary thereof.

(yy) Indebtedness and Other Contracts. Except as set forth on Schedule 3(yy), neither the Company nor any of its Subsidiaries, (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(yy) provides a detailed description of the material terms of any such outstanding Indebtedness, including, without limitation, descriptions of any defaults, forbearances, accounts receivable and accounts payable thereunder. Schedule 3(yy)(i) sets forth a list of Permitted Liens (as defined in the Certificate of Designations) allowed to exist while any Preferred Shares are outstanding. Schedule 3(yy)(ii) sets forth a list of Indebtedness that may be repaid while any Preferred Shares are outstanding.

(zz) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(aaa) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Maintenance of Registration Statement. For so long as any of the Preferred Shares or Warrants remain outstanding, the Company shall use its best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Relevant Securities (as defined below); provided that, if at any time while the Preferred Shares and Warrants are outstanding, the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Relevant Securities, the Company shall use its best efforts to promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. For the purpose of this Agreement, “Relevant Securities” means (i) the Conversion Shares issued or issuable pursuant to the terms of the Certificate of Designations, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any shares of capital stock of the Company issued or issuable with respect to the Preferred Shares, the Conversion Shares, the Warrants and/or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on issuance, conversion or exercise thereof.

(c) Prospectus Supplement and Blue Sky. In the manner required by law, the Company shall have delivered to the Buyers, and as soon as practicable after the Closing, the Company shall file, the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital and general corporate purposes.

(e) Listing. The Company shall promptly secure the listing of all of the Conversion Shares and the Warrant Shares upon each securities exchange and automated quotation system, if any, upon which the Common Stock is then listed, including the Principal Market (subject to official notice of issuance) and shall maintain such listing of all the Conversion Shares and the Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. The Company shall pay an expense allowance to the Lead Investor or its designee(s) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) not reimbursed by the Company on or prior to the Closing, which amount, at the option of such Buyer, may be withheld by such Buyer from its Purchase Price at the Closing; provided, however, in no event will the amount of costs, fees and expenses of the Lead Investor to be reimbursed by the Company in connection with this Agreement and the Closing exceed $50,000 without the prior approval from the Company (in addition to any other expense amounts paid to the Lead Investor or its counsel prior to the date of this Agreement). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commission payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g) Pledge of Securities. The Company acknowledges and agrees that, except as otherwise set forth in Section 2(c), the Securities may be pledged by any holder of Securities (an “Investor”) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. Any such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Reporting Status. Until the date on which the Investors shall have sold all of the Conversion Shares and the Warrant Shares and none of the Preferred Shares or the Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(i) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(j) Disclosure of Transactions and Other Material Information. On or before the Disclosure Time (as defined below), the Company shall, after receiving approval by the Lead Investor, issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of Certificate of Designations, the form of Warrant and the form of Lock-Up Agreement as exhibits to such filing (including all attachments, the “8-K Filing”). As of immediately following the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries provided in breach of the preceding sentence, it shall provide the Company with written notice thereof in which case the Company shall, within two (2) Trading Days (as defined in the Warrants) of receipt of such notice, make public disclosure of any such material, nonpublic information provided in breach of the preceding sentence. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents for any such disclosure. To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, nonpublic information to a Buyer without such Buyer’s prior written consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, nonpublic information. Subject to the foregoing, neither the Company nor any of, its Subsidiaries shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior express written consent of each Buyer; provided, however, that the Company shall be entitled, without such prior approval of each Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and press release contemplated by this Section 4(j) and contemporaneously therewith and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement unless such disclosure is required by law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted. As used herein, “Disclosure Time” means, (i) if this Agreement is signed after 8:30 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 8:31 a.m. (New York City time) on the second Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Agent, or (ii) if this Agreement is signed between midnight (New York City time) and 8:30 a.m. (New York City time) on any Trading Day, no later than 8:31 a.m. (New York City time) on the Trading Day immediately following date hereof, unless otherwise instructed as to an earlier time by the Agent.

(k) Additional Preferred Shares and Warrants; Variable Securities. For so long as any Preferred Shares remain outstanding, the Company will not issue any shares of Series H Convertible Preferred Stock other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations. Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(l) Corporate Existence. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations and the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

(m) Reservation of Shares. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance no less than the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company shall take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, (i) calling a special meeting of stockholders to authorize an increase in the amount of shares of Common Stock to be authorized and reserved to meet the Company’s obligations under Section 3(e), (ii) obtaining stockholder approval of such increase in such authorized number of shares, (iii) causing the Board of Directors of the Company to unanimously recommend to the stockholders of the Company that they approve such resolutions, (iv) using best efforts to cause its officers and directors who hold shares of Common Stock to be present at the Stockholder Meeting for quorum purposes (including by proxy) and (v) causing management’s shares of the Company to be voted in favor of such increase in the authorized shares of the Company, to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount. The Required Reserve Amount and any increase in the number of shares so reserved shall be allocated pro rata among the Buyers, based on the total number of shares of Common Stock issuable pursuant to the terms of the Certificate of Designations and upon exercise of the Warrants (without regard to any limitations on the issuance of shares pursuant to the terms of the Certificate of Designations or upon exercise of the Warrants) issued to each Buyer on the Closing Date (the “Authorized Share Allocation”). In the event that a Buyer shall sell or otherwise transfer any of its Preferred Shares or Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation with respect to such holder’s Preferred Shares or Warrants being transferred. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares or Warrants shall be allocated to the holders of the remaining Preferred Shares and Warrants, pro rata based on the Conversion Shares issuable pursuant to the terms of the Certificate of Designations and the Warrant Shares issuable upon exercise of the Warrants then held by such holders (without regard to any limitations on the issuance of shares pursuant to the terms of the Certificate of Designations or upon the exercise of the Warrants).

(n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws.

(i) Neither the Company, nor any of its Subsidiaries or affiliates, directors, officers, employees, representatives or agents shall:

(a) conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws;

(c) use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws; or

(d) violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(ii) The Company shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their directors, officers, employees, agents representatives and affiliates with the Sanctions Laws and Anti-Bribery Laws.

(iii) The Company will promptly notify the Buyers in writing if any of the Company, or any of its Subsidiaries or affiliates, directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

(iv) The Company shall provide such information and documentation as the Buyers or any of their affiliates may require to satisfy compliance with the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(v) The covenants set forth above shall be ongoing. The Company shall promptly notify the Buyers in writing should it become aware (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify the Buyers in writing should they become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of the Anti-Money Laundering Laws, Sanctions Laws, and Anti-Bribery Laws.

(o) Conduct of Business. Sections 15 and 16, other than Section 16(e), (and all related definitions) of the Form of the Certificate of Designations attached hereto (collectively, the “CoD Covenants”) are incorporated herein by reference as if the full texts of such CoD Covenants are set forth herein. The Company shall comply with the CoD Covenants from and after the date hereof to and including the Closing Date.

(p) Integration. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Eligible Market such that it would require shareholder approval prior to the closing of such other transaction.

(q) FAST Compliance. While any Securities are outstanding, the Company shall maintain a transfer agent that participates in the at The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program.

(r) Company’s Operations. While any Securities are outstanding, the Company and each of its Subsidiaries shall (i) not be an “investment company,” and affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended; (ii) not become a U.S. real property holding corporation within the meaning of Section 897 of the Code (and the Company and each Subsidiary shall so certify upon any Buyer’s request); (iii) not become subject to the BHCA or regulation by the Federal Reserve; (iv) not own or control, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve; and (v) not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(s) Lock-Up. The Company shall not amend or waive any provision of the Lock-Up Agreements except to extend the term of the lock-up period contained therein and shall enforce the provisions of the Lock-Up Agreements in accordance with their terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(t) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company will deliver to each Buyer a complete closing set (which may be solely in electronic format) of the executed copies of the Transaction Documents, Securities and other documents required to be delivered to any party pursuant to Section 7 hereof.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the number of Conversion Shares issued and issuable pursuant to the terms of the Certificate of Designations and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to Corporate Stock Transfer, Inc. (including any successor transfer agent, the “Transfer Agent”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company pursuant to the terms of the Certificate of Designations or exercise of the Warrants, in the form attached hereto as Exhibit C (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to the Transfer Agent, and any subsequent transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(f)) by wire transfer of immediately available funds pursuant to the Wire Instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer (x) each of the Transaction Documents, (y) the Preferred Shares (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement and (z) the Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement;

(ii) Such Buyer shall have received the opinion of [ ], the Company’s counsel, dated as of the Closing Date, in the form attached hereto as Exhibit D;

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent;

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days prior to the Closing Date;

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and a “short form” good standing certificate issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days prior to the Closing Date;

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate) within ten (10) days prior to the Closing Date;

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Company’s Certificate of Incorporation and (iii) the Company’s Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E;

(viii) The representations and warranties of the Company shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit F;

(ix) The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days before the Closing Date;

(x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market, nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market;

(xi) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities and the transactions contemplated by the Transactions Documents and all payments thereunder;

(xii) The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder;

(xiii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

(xiv) Since the date of this Agreement, no event or series of events shall have occurred that reasonably could be expected to result in a Material Adverse Effect;

(xv) The Company shall have provided to such Buyer the Company’s wire instructions, on the Company’s letterhead and executed by the Company’s Chief Financial Officer (the “Wire Instructions”);

(xvi) The Company shall have delivered to each Buyer a lock-up agreement, in the form attached hereto as Exhibit G, executed and delivered by each of the Persons listed on Schedule 7(xvi) (collectively, the “Lock-Up Agreements”);

(xvii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended;

(xviii) The Company shall have obtained the prior written consent of the Required Holders (as defined in the Certificate of Designations, Preferences and Rights of the Company’s Series G Convertible Preferred Stock, par value $0.001) for the issuance of the Preferred Shares, in a form attached hereto as Exhibit H;

(xix) The Company shall have obtained the approval of its stockholders to issue all shares of Common Stock issuable pursuant to the terms of the Certificate of Designations and upon exercise of the Warrants, in each case, without giving effect to any limitation on conversion or exercise set forth therein, in accordance with the rules and regulations of the Principal Market;

(xx) The Company shall have obtained the written approval of the Principal Market for the issuance of the Securities pursuant to the terms of the Transaction Documents;

(xxi) The Weighted Average Price (as defined in the Certificate of Designations) of the Common Stock on each of the five (5) Trading Days immediately prior to the Closing Date shall be more than $1.053 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof); and

(xxii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before February 28, 2020 due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(f) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived (other than waivers contemplated by Section 1(e) and Section 7, which may be waived by each Buyer solely with respect to itself) other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of shares of Common Stock issued and issuable hereunder and under the Certificate of Designations and the Warrants (without regard to any restriction or limitation on the issuance of shares pursuant to the terms of the Certificate of Designations or upon the exercise of the Warrants contained therein) and shall include the Lead Investor so long as the Lead Investor or any of its affiliates holds any Securities (the “Required Holders”), and any amendment or waiver to this Agreement (other than waivers contemplated by Section 1(e) and Section 7, which shall only apply to the waiving Buyer(s)) made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement, the holders of the Preferred Shares and the Warrants, as the case may be. Each Buyer hereby acknowledges and agrees that any action taken pursuant to this Section may result in, or be perceived to result in, a disproportionate impact on such Buyer compared to the impact of such action on one or more other Buyer(s). This provision constitutes a separate right granted to each Buyer by the Company and shall not in any way be construed as the Buyers acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Taronis Technologies, Inc.

300 W. Clarendon Avenue, # 230

Phoenix, Arizona 85013

Telephone:

Attention:

E-mail:

If to the Transfer Agent:

Corporate Stock Transfer, Inc.

3200 Cherry Creek Dr. South, Suite 430

Denver, CO 80209

Telephone:

Attention:

E-mail:

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

[Legal Counsel]

Telephone:

Facsimile:

Attention:

E-mail:

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee (as defined below) shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. (i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third-party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(j) or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the indemnification set forth in this Section 9(k) is intended to apply, and shall apply, to direct claims asserted by any Buyer against the Company as well as any third-party claims asserted by an Indemnitee (other than a Buyer) against the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and, except in the case of a direct claim against the indemnifying party, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. For the avoidance of doubt, the provisions of this Section 9(k)(ii) shall not apply to direct claims between the Company and a Buyer.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges, and each Buyer confirms, that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges, and each Buyer confirms, that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

TARONIS TECHNOLOGIES, INC.

By:
Name:	Scott Mahoney
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

By:
Name:
Title:

Maximum Percentage:	[ ]	4.99%
	[ ]	9.99%

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address, Facsimile Number and Email	Number of Preferred Shares	Number of Warrant Shares	Purchase Price	Legal Representative’s Address, Facsimile Number and Email

TOTAL		29,412	19,608,001	$25,000,000

EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Warrant
Exhibit C	Form of Irrevocable Transfer Agent Instructions
Exhibit D	Form of Opinion of Company’s Counsel
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of Officer’s Certificate
Exhibit G	Form of Lock-up Agreement
Exhibit H	Form of Consent

SCHEDULES

Schedule I	List of General Use Free Writing Prospectus
Schedule 3(c)	Organization
Schedule 3(f)	Equity Capitalization
Schedule 3(g)	Disclosure
Schedule 3(l)	Weaknesses or Changes in Internal Accounting Controls
Schedule 3(n)	Absence of Litigation
Schedule 3(q)	Absence of Certain Changes
Schedule 3(gg)	Transactions with Affiliates
Schedule 3(pp)	Subsidiary Rights
Schedule 3(ww)	SEC Documents; Financial Statements
Schedule 3(yy)	Indebtedness and Other Contracts
Schedule 3(yy)(i)	Liens Permitted
Schedule 3(yy)(ii)	Indebtedness Permitted to be Repaid
Schedule 7(xvi)	Parties to Lock-Up Agreement

Schedule I

General Use Free Writing Prospectus

Prospectus Supplement dated at or around the Closing Date

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230854

Schedule 3(c)

Subsidiaries

The following are the names, jurisdiction of organization and percentage ownership by the Company of each Subsidiary.

	JURISDICTION OF	COMPANY OWNED BY
	INCORPORATION	PERCENTAGE
Water Pilot, LLC	Florida	51%

MagneGas IP, LLC	Delaware	100%

Taronis Water Technologies, Inc.	Delaware	100%

Taronis Health, LLC	Delaware	100%

Schedule 3(f)

Equity Capitalization

Participation Rights

Alto Opportunity Master Fund, SPC – Segregated Master Portfolio (“Alto”) holds a 65% participation right to purchase securities in subsequent placements.

Hudson Bay Master Fund (“Hudson Bay”) holds a 25% participation right to purchase securities in subsequent placements.

If Alto does not exercise its participation right or only exercises a portion thereof, Hudson Bay may elect to aggregate that portion of Alto’s participation right with its own right and purchase in excess of its 25%, but in no case may Hudson Bay purchase an amount greater than 50% of the total amount available for purchase.

Outstanding Options/Warrants

●	2,311 shares issuable upon the exercise of options;

●	1,945 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a private placement in June 2017 (the “June 2017 Private Placement”);

●	278 shares of Common Stock that are issuable upon the exercise of placement agent warrants issued in the June 2017 Private Placement;

●	247,084 shares of common stock that are issuable upon the exercise of common stock warrants granted in an August 2018 Financing;

●	218,000 shares of common stock that are issuable upon the exercise of common stock warrants granted in the October 2018 Registered Direct Offering and Private Placement;

●	94,650 shares of common stock that are issuable upon the exercise of common stock warrants granted in a February 2019 Confidentially Marketed Public Offering.

Outstanding Indebtedness/Credit Facilities/Security Interests/Financing Statements

C6 Capital Funding, LLC - Agreement for the Purchase and Sale of Future Receipts. Includes security interest and financing statement encumbering 15% of the Company’s future receivables. Purchase Price: $700,000. Purchased Amount: $966,000. Initial Daily Amount: $5,750.

Green Capital Funding, LLC - Future Receivables Sale and Purchase Agreement. Includes a second position security interest and financing statement encumbering 25% of the Company’s future receivables. Purchase Price: $750,000. Purchased Amount: $1,117,500. Initial Weekly Installment: $45,593.00.

Material Terms of Outstanding Warrants

June 2017 Warrant (1,945 warrants outstanding):

The Common Stock Warrants will be exercisable for 2,916,667 shares of common stock, representing a total number of shares of common stock equal to thirty-five percent (35%) of the total number of shares of common stock initially issuable upon conversion of the Preferred Shares at an exercise price equal to $3.00 per share. The Common Stock Warrants are not exercisable until such time as the requisite shareholder approval as required by Nasdaq Rule 5635 is effective. If at the time of exercise of the Common Stock Warrants a registration statement is not effective (or the prospectus contained therein is not available for use) for the resale by the holder of the Common Stock Warrants that are the subject of the Exercise Notice (as defined in the Common Stock Warrants), then the holder may, in its sole discretion, exercise the Common Stock Warrants in whole or in part and, by means of a cashless exercise. Furthermore, the Company is prevented from effecting the exercise of any portion of the Common Stock Warrants, and the holder shall not have the right to exercise any portion of the Common Stock Warrants, if after giving effect to such exercise, the Holder together with the other Attribution Parties (as defined in the SPA) collectively would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. So long as the Common Stock Warrants remains outstanding, the Company shall at all times keep reserved for issuance a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of common stock under the Common Stock Warrants then outstanding (without regard to any limitations on exercise).

June 2017 Placement Agent Warrants (278 warrants outstanding):

The Placement Agent Warrants will be exercisable immediately upon issuance and will expire five (5) years after the applicable Closing. The Placement Agent Warrants will be exercisable at a price per share equal to $3.30. The Placement Agent Warrants will not be redeemable. The Placement Agent Warrants may be exercised in whole or in part and shall provide for “cashless” exercise, except in the event the shares of common stock issuable upon exercise of the Placement Agent Warrants are registered for resale, in which case they will provide for “cash” exercise only.

October 2019 Warrants (218,000 warrants outstanding):

The Warrants are exercisable beginning on the initial exercise date, which is the earlier of the date the Company obtains the approval of its stockholders to the issuance of the shares of Common Stock underlying the Warrants (the “Warrant Shares”) or the six-month anniversary of the date of issuance, at an exercise price of $0.3654 per share (“Exercise Price”). The Warrants will be exercisable for 42 months following the closing date. If the Company has an effective registration statement registering the Warrant Shares, the Warrants may only be exercised for cash. Beginning six months after the issuance of the Warrants, in the event no effective registration statement registering, or no current prospectus is available for the resale of the Warrant Shares, the Investors may exercise the Warrants by means of a “cashless exercise.”

February 2019 Warrants (94,650 warrants outstanding):

The Warrants have an exercise price of $1.25 per share, will be exercisable immediately and will expire on the date that is sixty (60) months after the date of issuance. The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. In addition, the exercise price will be subject to adjustment in the event we issue additional Common Stock or securities convertible into Common Stock at a purchase price that is less than the then-current exercise price of the Warrant, subject to certain exceptions. We may also at any time reduce the current exercise price with the prior written consent of the holders of a majority in interest of the Warrants then outstanding.

Schedule 3(g)

Disclosures

On January 28, 2019, the Company issued a press release and filed a corresponding Current Report on Form 8-K with the SEC, which stated that the City of San Diego had elected to use MagneGas as its metal cutting fuel of choice and that this was the first major city contract for the adoption of the Company’s metal cutting fuels. The Company later determined that it was necessary to correct its prior disclosure and did so by filing a Current Report on Form 8-K on February 12, 2019.

Schedule 3(l)

Weaknesses or Changes in Internal Accounting Controls

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act. Our internal control over financial reporting is a process, under the supervision of the chief executive officer and chief financial officer, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external purposes in accordance with GAAP. Internal control over financial reporting includes those policies and procedures that:

●	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;
●	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures are being made only in accordance with authorizations of management and the board of directors; and
●	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management has completed a proper evaluation, risk assessment and monitoring of the company’s internal controls over financial reporting as of December 31, 2018, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). As a result, management has concluded controls were not effective and identified material weaknesses in internal control over financial reporting.

A material weakness is a control deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified are disclosed below.

Failure to Segregate Duties. Management has not maintained adequate segregation of duties within the Company due to its reliance on a few individuals to fill multiple roles and responsibilities. Our failure to segregate duties has been a material weakness for the period covering this report.

Sufficiency of Accounting Resources. We have limited accounting personnel to prepare our financial statements and handle complex accounting transactions. The insufficiency of our accounting resources has been a material weakness for the period covering this report.

As a result of the material weaknesses in internal control over financial reporting described above, the Company’s management has concluded that, as of December 31, 2018, the Company’s internal control over financial reporting was not effective based on the criteria in Internal Control – Integrated Framework issued by the COSO.

Schedule 3(n)

Litigation

From time to time the Company may be a party to litigation matters or regulatory investigations involving claims against the Company or its wholly-owned subsidiaries. The Company is subject to an increased risk of litigation and regulatory investigation due to the Company’s operation in a highly regulated industry.

We may be a party to litigation matters involving our business, which operates within a highly regulated industry. On September 4, 2018, we received notice that a law firm representing the estate of an individual who sustained life-ending injuries while working for an end user of our products had made a claim to our insurance carrier. The matter is under investigation by the U.S. Department of Transportation and the Occupational Health and Safety Administration. The Company is still investigating the cause of the accident and there have been no conclusive findings as of this time. It is unknown whether the final cause of the accident will be determined and whether those findings will negatively impact Company operations or sales. The Company continues to be fully operational and transparent with all regulatory agencies.

On April 15, 2019, an alleged shareholder filed a purported class action in the United States District Court for the Middle District of Florida against the Company and certain of its officers and directors, captioned Hatten v. Taronis Technologies, Inc., et al., Case No. 8:19-cv-00889 (M.D. Fla.). The complaint purports to be brought on behalf of a class consisting of all persons (other than defendants) who purchased or otherwise acquired securities of the Company between January 28, 2019 and February 12, 2019 and alleges that the Company and the individual defendants violated federal securities laws, including Sections 10(b) and/or 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-5 promulgated thereunder, by making alleged false and/or misleading statements and failing to disclose certain information regarding the Company’s business with the City of San Diego.

On June 21, 2019, the United States District Court for the Middle District of Florida granted the parties’ joint motion to transfer the case to the United States District Court for the District of Arizona. On July 10, 2019, the Court appointed a Lead Plaintiff. The case is now captioned Zhu, et al. v. Taronis Technologies, Inc., et al., No. CV-19-04529-PHX-GMS (D. Ariz.). On August 2, 2019, the Court established a schedule for the filing of an operative amended complaint and a response thereto.

On August 30, 2019, Lead Plaintiff filed an amended complaint that alleges the same claims and class period as the initial complaint. Defendants’ motion to dismiss the amended complaint is due on October 14, 2019.

On June 25, 2019, a shareholder derivative complaint was filed against certain of the Company’s directors and officers in the United States District Court for the District of Arizona. The case is captioned Falcone v. Dingess, et al., No. CV-19-04547-PHX-DJH (D. Ariz.). The complaint alleges, among other things, that the defendants violated federal securities laws, including Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, by making alleged false and/or misleading statements and failing to disclose certain information regarding the Company’s business with the City of San Diego. The complaint further alleges breaches of fiduciary duties, waste of corporate assets, and gross mismanagement. The factual allegations upon which these claims are based are similar to the factual allegations made in the Securities Class Action Litigation, described above. The complaint seeks, among other things, unspecified damages for the Company from the individual defendants, the payment of costs and attorneys’ fees, and that the Company be directed to reform certain governance and internal procedures.

On September 20, 2019, a shareholder derivative complaint was filed against certain of the Company’s directors and officers in the United States District Court for the District of Arizona. The case is captioned Manley v. Mahoney, et al., No. 2:19-cv-05233-DLR (D. Ariz.). The complaint alleges breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. The factual allegations upon which these claims are based are similar to the factual allegations made in the Securities Class Action Litigation, described above. The complaint seeks, among other things, unspecified damages for the Company from the individual defendants, the payment of costs and attorneys’ fees, and that the Company be directed to reform certain governance and internal procedures.

Schedule 3(q)

Absence of Certain Changes

●	On June 24, 2019, the Company’s Board of Directors approved a plan to pursue a separation of its gas and welding supply retail business from Taronis Technologies through a spin-off, which will result in the distribution of 100% of Taronis Technologies’ interest in Taronis Fuels to holders of Taronis Technologies’ common stock. Holders of Taronis Technologies’ common stock will be entitled to receive five (5) shares of Taronis Fuels common stock for every one (1) share of Taronis Technologies common stock held as of 5:00 p.m., New York City time, on the record date, November 29, 2019. The distribution date for the spin-off will be on or about December 5, 2019. Immediately after the distribution is completed, Taronis Fuels will be an independent, publicly traded company. The distribution is being conducted on a pro rata basis to the Taronis Technologies shareholders in a manner that is intended to be tax-free for United States federal income tax purposes.

●	From time to time the Company sells assets in the ordinary course of business. Without an overly burdensome review process, the Company must assume that the dollar value of some of the assets sold may have exceeded $100,000 in the aggregate.

●	On August 8, 2019, the Company assigned a promissory note and mortgage for its real property located at 11885 44th Street N., Clearwater, FL 33762, in the original principal amount of $520,000 to Taronis Fuels, Inc., its wholly owned subsidiary.

Schedule 3(gg)

Transactions with Affiliates

None.

Schedule 3(pp)

Subsidiary Rights

None.

Schedule 3(ww)

SEC Documents; Financial Statements

On September 23, 2019, the Company late filed a Current Report on Form 8-K that should have been filed on August 21, 2019 due to a mix up with its EDGAR filing agent. Notwithstanding the foregoing, the Company publicly and timely disclosed the matters contained in the Form 8-K by press release on August 21, 2019.

Schedule 3(yy)

Indebtedness and Other Contracts

C6 Capital Funding, LLC - Agreement for the Purchase and Sale of Future Receipts. Includes security interest and financing statement encumbering 15% of the Company’s future receivables. Purchase Price: $700,000. Purchased Amount: $966,000. Initial Daily Amount: $5,750.

Green Capital Funding, LLC - Future Receivables Sale and Purchase Agreement. Includes a second position security interest and financing statement encumbering 25% of the Company’s future receivables. Purchase Price: $750,000. Purchased Amount: $1,117,500. Initial Weekly Installment: $45,593.00.

The Company shall have the right to enter into a bridge financing transaction up to $3,000,000 at any time prior to Closing, in its sole discretion.

Schedule 3(yy)(i)

Liens Permitted

●	C6 Capital Funding, LLC - Agreement for the Purchase and Sale of Future Receipts. Includes security interest and financing statement encumbering 15% of the Company’s future receivables.

●	Green Capital Funding, LLC - Future Receivables Sale and Purchase Agreement. Includes a second position security interest and financing statement encumbering 25% of the Company’s future receivables.

●	Security interests and financing statements covering accounts receivable and other lines of credit, generally, existing on the date of the Securities Purchase Agreement.

Schedule 3(yy)(ii)

Indebtedness Permitted to be Repaid

●	C6 Capital Funding, LLC - Agreement for the Purchase and Sale of Future Receipts. Purchase Price: $700,000. Purchased Amount: $966,000. Initial Daily Amount: $5,750. Including advances thereof.

●	Green Capital Funding, LLC - Future Receivables Sale and Purchase Agreement. Purchase Price: $750,000. Purchased Amount: $1,117,500. Initial Weekly Installment: $45,593.00. Including advances thereof.

●	Lines of credit, generally.

●	Any bridge financing transaction up to $3,000,000 entered into prior Closing, in the Company’s sole discretion.

Schedule 7(xvi)

Parties to Lock-up Agreement

1.	Scott Mahoney – CEO, President and Director
2.	Tyler B. Wilson – CFO, Secretary and General Counsel
3.	Robert Dingess – Chairman of the Board of Directors
4.	William W. Staunton – Director
5.	Kevin Pollack – Director